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                                                                    EXHIBIT 23.2

           Consent of Beemer, Pricher, Kuehnhackl & Heidbrink, P.A.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Alabama National BanCorporation of our report dated March 24, 2000 relating to the financial statements of Peoples State Bank of Groveland for the years ended December 31, 1999 and 1998. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ Beemer, Pricher, Kuehnhackl & Heidbrink, P.A.


Orlando, Florida
December 5, 2000